Exhibit 32.2

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, David J. Oakes, Senior Executive Vice President and Chief Financial Officer of DDR Corp. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) The Annual Report on Form 10-K of the Company for the period ended December 31, 2011 as amended by Amendment No. 1 to Form 10-K, as filed with the Securities and Exchange Commission (the “Report”), which this certification accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ David J. Oakes
David J. Oakes Senior Executive Vice President and Chief Financial Officer March 23, 2012